                                                                     Exhibit 4.2

                          FIFTH RESTATED AND AMENDED
                          --------------------------
                          INVESTOR'S RIGHTS AGREEMENT
                          ---------------------------

     This Fifth Restated and Amended Investor's Rights Agreement (this "Agreement") is made and entered into as of September 10, 1999 by and among
 ---------
MarketFirst Software, Inc., a Delaware corporation (the "Company"), and the
                                                         -------
persons and entities listed on Exhibit A hereto (the "Investors") and the
                               ---------              ---------
persons listed on Exhibit B attached hereto (the "Founders").
                  ---------                       --------

                                R E C I T A L S
                                - - - - - - - -

     A.   Certain of the Investors (the "Prior Investors") are holders of
                                         ---------------
outstanding shares of the Company's Series A Preferred Stock ("Series A Stock"),
                                                               --------------
Series B Preferred Stock ("Series B Stock") and Series C Preferred Stock
                           --------------
("Series C Stock") issued by the Company to such Prior Investors pursuant to a
----------------
Series A Preferred Stock Purchase Agreement by and among the Company and the Series A Stock Investors dated October 30, 1996 (the "Series A Agreement"),
                                                      ------------------
pursuant to a Series B Preferred Stock Purchase Agreement by and between the Company and the Series B Stock Investors dated October 20, 1997 (the "Series B
                                                                      --------
Agreement") or pursuant to a Series C Preferred Stock Purchase Agreement by and
---------
among the Company and the Series C Stock Investors dated March 6, 1998, as amended (the "Series C Agreement"). The Prior Investors have also been granted
              ------------------
certain information and registration rights, rights of first refusal and rights of co-sale under a Fourth Restated and Amended Investor's Rights Agreement by and among the Company and the Prior Investors dated January 11, 1999 (the "Prior
                                                                           -----
Rights Agreement").
----------------

     B. The Investors have agreed to purchase shares of the Series D Preferred Stock ("Series D Stock"), and collectively with the Series A Stock, the Series B
        --------------
Stock and the Series C Stock, the "Preferred Stock," pursuant to the Series D
                                   ----------------
Preferred Stock Purchase Agreement by and among the Company and such Investors dated of even date herewith (the "Series D Agreement"). The Series D Agreement
                                  ------------------
provides that, as a condition to the Investors' purchase of shares of Series D Stock thereunder, the Company will enter into this Agreement and the Investors will be granted the rights set forth herein.

     C. The Company and the undersigned parties hereto desire to enter into this Agreement in order to amend, restate and replace their rights and obligations under the Prior Rights Agreement with the rights and obligations set forth in this Agreement. Section 6.2 of the Prior Rights Agreement provides that the Prior Rights Agreement may be amended by the written consent of the Company, the holders of a majority of the Founders' Shares and the holders of two thirds of the Preferred Stock, voting together as a single class. The undersigned parties to this Agreement constitute the parties necessary to amend the Prior Rights Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.   INFORMATION AND PARTICIPATION RIGHTS.
          ------------------------------------

          1.1  Financial Information.  The Company covenants and agrees that,
               ---------------------
commencing on the date of this Agreement, for so long as any Investor holds at least One Million (1,000,000) shares of Preferred Stock issued under the Series A Agreement, the Series B Agreement, the Series C Agreement and/or the Series D Agreement and/or the equivalent number (on an as-converted basis) of shares of Common Stock of the Company (the "Common Stock") issued upon the conversion of such shares of Preferred Stock ("Conversion Stock") the Company will:
                                 ----------------

               (a)  Annual Reports. Furnish to such Investor, as soon as
                    --------------
practicable and in any event within 120 days after the end of each fiscal year of the Company, a consolidated Balance Sheet as of the end of such fiscal year, a consolidated Statement of Income and a consolidated Statement of Cash Flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year (if any), all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants;

               (b)  Quarterly Reports.  Furnish to such Investor as soon as
                    -----------------
practicable, and in any case within forty-five (45) days of the end of each fiscal quarter of the Company (except the last quarter of the Company's fiscal year), quarterly unaudited financial statements, including an unaudited Balance Sheet, an unaudited Statement of Income and an unaudited Statement of Cash Flows, all prepared substantially in accordance with generally accepted accounting principles and practices.

               (c)  Monthly Reports. Furnish to such Investor within thirty (30)
                    ---------------
days of the end of each month, an unaudited Statement of Income and Statement of Cash Flows and Balance Sheet for and as of the end of such month, in reasonable detail and substantially in the form provided to the Board of Directors.

               (d)  Annual Budget. Furnish to such Investor as soon as
                    -------------
practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

               (e)  Inspection. The Company shall permit such Investor, at
                    ----------
Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor.

          1.2  Attendance at Board Meetings.  For so long as SAP America, Inc.
               -----------------------------
("SAP") or entities affiliated with Enterprise Partners ("Enterprise") holds (of
  ---                                                     ----------
record or beneficially) at least One Million (1,000,000) shares of Preferred Stock and/or Conversion Stock (the "Minimum Amount"), SAP, if SAP holds the
                                    --------------
Minimum Amount, or Enterprise, if Enterprise holds the Minimum Amount, or both SAP and Enterprise, if both entities shall each hold the Minimum

Amount shall, at the expense of such entity, be entitled to reasonable notice of and to attend all meetings of the Board of Directors of the Company as an observer; provided, however, that the Board of Directors may, without prior
          --------  -------
notice, exclude SAP or Enterprise, as the case may be, from attending any part of any meeting of the Board of Directors if the Board of Directors reasonably determines that the matters being discussed or to be discussed during such part of such meeting (i) are of such a competitively sensitive or confidential nature that disclosure to SAP or Enterprise, as the case may be, could materially affect the Company's business, plans, or relationships, or (ii) are subject to the attorney-client privilege.

          1.3  Board Participation. For so long as Enterprise holds (of record
               -------------------
or beneficially) at least nine percent (9%) of the outstanding capital stock of the Company, each Investor and Founder, upon the request of Enterprise, agrees to vote such shares of capital stock of the Company owned by such Investor as may be necessary to elect to the Board of Directors of the Company ( and maintain in office for so long as Enterprise continues to own at least nine percent (9%) of the outstanding capital stock of the Company) one (1) individual designated in writing by Enterprise. For so long as at least a majority of the shares of Series D Stock originally issued remain outstanding (subject to appropriate adjustment for any stock splits, reverse stock split, stock dividend, recapitalization or similar transaction), each Investor and Founder agrees to vote such shares of capital stock of the Company owned by such Investor as may be necessary to elect to the Board of Directors of the Company one (1) individual designated in writing by Excelsior.

          1.4  Confidentiality.  Each Investor agrees to hold all information
               ---------------
received pursuant to this Section in confidence, and not to use or disclose any of such information to any third party, except to the extent such information may be made publicly available by the Company.

          1.5  Termination of Certain Rights.  The Company's obligations under
               -----------------------------
this Section will terminate upon the closing of the Company's initial public offering of Common Stock pursuant to an effective firmly underwritten registration statement filed under the U.S. Securities Act of 1933, as amended (the "Securities Act").
      --------------

     2.   REGISTRATION RIGHTS.
          -------------------

          2.1  Definitions.  For purposes of this Section 2:
               -----------

               (a)  Registration.  The terms "register," "registered," and
                    ------------              --------    ----------
"registration" refer to a registration effected by preparing and filing a
 ------------
registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

               (b)  Registrable Securities. The term "Registrable Securities"
                    ----------------------             ----------------------
means: (1) all the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Preferred Stock issued under the Series A Agreement, the Series B Agreement, the Series C Agreement and/or the Series D Agreement, that are now owned or may hereafter be acquired by any Investor or any permitted successors and assigns of Investor; (2) for the purpose of this
Section 2, any shares of Common Stock now or hereafter held by the Founders (the "Founders' Shares"); and (3) any shares of Common Stock of the Company issued as
 ----------------
(or issuable
upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (1) or
(2) of this subsection (b); excluding in all cases, however, any Registrable
                            ---------
Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act; provided, however, that notwithstanding anything herein to the
                --------  -------
contrary, the Founder's Shares shall not be Registrable Securities for purposes of Section 2.2 of this Agreement.

          (c)  Registrable Securities Then Outstanding.  The number of shares of
               ---------------------------------------
"Registrable Securities Then Outstanding" shall mean the number of shares of
 ---------------------------------------
Common Stock which are Registrable Securities and (1) are then issued and outstanding or (2) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

          (d)  Holder.  The term "Holder" means any person owning of record
               ------             ------
Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement; provided, however, that for purposes
                                            --------  -------
of this Agreement, a record holder of shares of Preferred Stock convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; provided further, that Anurag Khemka shall be deemed a Holder only
            -------- -------
for the purpose of this Section 2 and Ajay Jain shall be deemed a Holder only for the purpose of Section 2 and 3; provided, further, that a holder of
                                    --------  -------
Founders' Shares (as defined in Section 2.1(b)) shall not be a Holder with respect to such Founders' Shares for purposes of Section 2.2 of this Agreement; and provided, further, that the Company shall in no event be obligated to
    --------  -------
register shares of Preferred Stock and that Holders of Registrable Securities will not be required to convert their shares of Preferred Stock into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.

          (e)  SEC. The term "SEC" or "Commission" means the U.S. Securities and
               ---            ---      ----------
Exchange Commission.

     2.2  Demand Registration.
          -------------------

          (a)  Request by Holders.  If the Company shall receive at any time
               ------------------
after the earlier of (i) December 31, 2001, or (ii) six (6) months after the effective date of the Company's initial public offering of its securities pursuant to a registration filed under the Securities Act, a written request from the Holders of a majority of the Registrable Securities (other than Founders' Shares) then outstanding that the Company file a registration statement under the Securities Act covering the registration of the Registrable Securities pursuant to this Section 2.2, then the Company shall, within ten (10) business days of the receipt of such request, give written notice of such request ("Request Notice") to all Holders, and effect, as soon as practicable,
          --------------
the registration under the Securities Act of all Registrable Securities (other than Founders' Shares) which Holders request to be registered and included in such registration by written notice given such Holders to the Company within twenty (20) days after receipt of the

Request Notice, subject only to the limitations of this Section 2.2; provided
                                                                     --------
that the Registrable Securities (other than Founders' Shares) requested by all Holders to be registered pursuant to such request must either (i) be at least forty percent (40%) of all Registrable Securities (other than Founders' Shares) then outstanding or (ii) have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $20,000,000 if such requested registration is the initial public offering of the Company's stock registered under this Securities Act.

          (b)  Underwriting.  If the Holders initiating the registration request
               ------------
under this Section 2.2 ("Initiating Holders") intend to distribute the
                         ------------------
Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in subsection 2.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company and a majority in interest of the Initiating Holders. Notwithstanding any other provision of this
Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the
                                                 --------  -------
number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

          (c)  Maximum Number of Demand Registrations.  The Company is obligated
               --------------------------------------
to effect only two (2) such registrations pursuant to this Section 2.2.

          (d)  Deferral.   Notwithstanding the foregoing, if the Company shall
               --------
furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that
                                                        --------  -------
the Company may not utilize this right more than once in any twelve (12) month period.

               (e)  Expenses. All expenses incurred in connection with a
                    --------
registration pursuant to this Section 2.2, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders (but excluding underwriters' discounts and commissions), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 2.2 shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities (other than Founders' Shares) then outstanding agree to forfeit their right to one (1) demand registration pursuant to this Section 2.2 (in which case such right shall be forfeited by all Holders of Registrable Securities); provided,
                                                                    --------
further, however, that if at the time of such withdrawal, the Holders have
-------  -------
learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to this Section 2.2.

          2.3  Piggyback Registrations.  The Company shall notify all Holders of
               -----------------------
Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding any registration statements relating to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

               (a)  Underwriting. If a registration statement under which the
                    ------------
Company gives notice is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting.

Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the
                                                             -----
Company, second, to each of the Investors requesting inclusion of their
         ------
Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Investor, and third, to each of the Founders requesting inclusion of their Registrable
    -----
Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by such Founder; provided, however, that in each registration in which the Investors are permitted to include Registrable Securities the Founders shall be permitted to sell no less than the lesser of (i) that number of shares equal to the quotient obtained by dividing $500,000 by the fair market value of a share included in such registration, such shares to be allocated between Founders on a pro rata basis based on the total number of Registrable Securities then held by each Founder, or (ii) the number of shares of Registrable Securities that each Founder would be permitted to include in such a registration if the Founders were eligible to participate in the registration on a pro rata basis with the Investors. In no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included in such offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder", as defined in this sentence.

               (b)  Expenses. All expenses incurred in connection with a
                    --------
registration pursuant to this Section 2.3 (excluding underwriters' and brokers' discounts and commissions), including, without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company.

          2.4  Obligations of the Company.  Whenever required under this Section
               --------------------------
2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

               (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

               (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

               (d) use best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

               (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

               (f) notify each Holder of Registrable Securities covered by such registration statement at any time when prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (g) cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

               (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          2.5  Furnish Information.  It shall be a condition precedent to the
               -------------------
obligations of the Company to take any action pursuant to Sections 2.2 or 2.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

          2.6  Delay of Registration.  No Holder shall have any right to obtain
               ---------------------
or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

          2.7  Indemnification.  In the event any Registrable Securities are
               ---------------
included in a registration statement under this Section 2:

               (a)  By the Company. To the extent permitted by law, the Company
                    --------------
will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any losses, claims, damages, or
                  --------
liabilities (joint or several) to which they may become subject under the Securities Act, the l934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):
                            ---------

                    (i)   any untrue statement or alleged untrue
               statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                    (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                    (iii) any violation or alleged violation by the
               Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the
                                               -------- -------
indemnity agreement contained in this subsection 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

               (b)  By Selling Holders. To the extent permitted by law, each
                    ------------------
selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained
                     --------  -------
in this subsection 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a
              -------- -------
Holder in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

          (c) Notice.  Promptly after receipt by an indemnified party of notice
              ------
of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however,
                                                           --------  -------
that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Agreement.

          (d) Defect Eliminated in Final Prospectus.  The foregoing indemnity
              -------------------------------------
agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such
                                                     -----------------
indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

          (e) Contribution.  In order to provide for just and equitable
              ------------
contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 2.7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Agreement provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Agreement; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however,
                                                           --------  -------
that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

               (f)  Survival. The obligations of the Company and Holders under
                    --------
this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

               (g)  Underwriting Agreement. Notwithstanding the foregoing, to
                    ----------------------
the extent that provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering conflict with the foregoing provisions of this Section, the provisions in the underwriting agreement shall control.

          2.8  "Market Stand-Off" Agreement.  Each Holder hereby agrees that it
                ---------------------------
shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell, lend, offer, pledge, contract to sell, sell any option or contract to purchase, purchase any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that:
--------  -------

               (a) such agreement shall be applicable only to the first such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering but not to Registrable Securities sold pursuant to such registration statement; and

               (b) all officers and directors of the Company then holding Common Stock of the Company and all greater than 10% stockholders of the Company enter into similar agreements.

          In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

          2.9  Rule 144 Reporting.  With a view to making available the benefits
               ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

               (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and

               (c) So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the 1934 Act (at any time after it has become subject to the reporting requirements of the 1934 Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the 1934 Act).

          2.10 Termination of the Company's Obligations.  The Company shall
               ----------------------------------------
have no obligations pursuant to Sections 2.2 or 2.3 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 2.2 or 2.3 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

     3.   RIGHT OF FIRST REFUSAL.
          ----------------------

          3.1  General.  Each Holder (as defined in Section 2.1(d)) and any
               -------
party to whom such Holder's rights under this Section 3 have been duly assigned in accordance with Section 4.1(b) (each such Holder or assignee being
                                   ----
hereinafter referred to as a "Rights Holder") has the right of first refusal to
                              -------------
purchase such Rights Holder's Pro Rata Share (as defined below), of all (or any part) of any "New Securities" (as defined in Section 3.2) that the Company may from time to time issue after the date of this Agreement. A Rights Holder's "Pro Rata Share" for
 --------------
purposes of this right of first refusal is the ratio of (a) the number of shares of Registrable Securities as to which such Rights Holder is the Holder (and/or is deemed to be the Holder under Section 2.1(d)), to (b) a number of shares of Common Stock of the Company equal to the sum of (i) the total number of shares of Common Stock of the Company then outstanding plus (ii) the total number of shares of Common Stock of the Company into which all then outstanding shares of Preferred Stock of the Company are then convertible.

          3.2  New Securities. "New Securities" shall mean any Common Stock or
               --------------   --------------
Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that
                                                        --------  -------
the term "New Securities" does not include:
                          ---- --- -------

               (i) shares of the Company's Common Stock issuable to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to incentive agreements or plans approved by the Board of Directors of the Company;

               (ii) any securities issuable upon conversion of or with respect to any then outstanding shares of Preferred Stock of the Company or Common Stock or other securities issuable upon conversion thereof;

               (iii) any securities issuable upon exercise of any options, warrants or rights to purchase any securities of the Company (not described in subsection 3.2(i)) outstanding on the date of this Agreement ("Warrant
                                                               -------
Securities") and any securities issuable upon the conversion of any Warrant
----------
Securities;

               (iv) shares of the Company's Common Stock or preferred stock issued in connection with any stock split or stock dividend;

               (vi) shares of the Company's Common Stock (and/or options or warrants therefor) issued or issuable to parties providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar financing, (if in transactions with primarily non-equity financing purposes) under arrangements approved by the Board; or

               (vii) securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity.

          3.3  Procedures.  In the event that the Company proposes to undertake
               ----------
an issuance of New Securities, it shall give to each Rights Holder written notice of its intention to issue New Securities (the "Notice"), describing the
                                                      ------
type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights

Holder shall have twenty (20) days from the date of receipt of any such Notice to agree in writing to purchase such Rights Holder's Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder's Pro Rata Share). If any Rights Holder fails to so agree in writing within such twenty (20) day period to purchase such Rights Holder's full Pro Rata Share of an offering of New Securities (a "Nonpurchasing Holder"), then such Nonpurchasing Holder shall
                   --------------------
forfeit the right hereunder to purchase that part of his Pro Rata Share of such New Securities that he did not so agree to purchase and the Company shall promptly give each Rights Holder who has timely agreed to purchase his full Pro Rata Share of such offering of New Securities (a "Purchasing Holder") written
                                                  -----------------
notice of the failure of any Nonpurchasing Holder to purchase such Nonpurchasing Rights Holder's full Pro Rata Share of such offering of New Securities (the "Overallotment Notice"). Each Purchasing Holder shall have a right of
 --------------------
overallotment such that such Purchasing Holder may agree to purchase a portion of the Nonpurchasing Holders' unpurchased Pro Rata Shares of such offering on a pro rata basis according to the relative Pro Rata Shares of the Purchasing Rights Holders, at any time within ten (10) days after receiving the Overallotment Notice.

          3.4  Failure to Exercise.  In the event that the Rights Holders fail
               -------------------
to exercise in full the right of first refusal within such twenty (20) plus ten
(10) day period, then the Company shall have ninety (90) days thereafter to sell the New Securities with respect to which the Rights Holders' rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company's Notice to the Rights Holders. In the event that the Company has not issued and sold the New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this
Section 3.

          3.5  Termination.  This right of first refusal shall terminate (i)
               -----------
immediately before the closing of the first firmly underwritten sale of Common Stock of the Company to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act at a public offering price of not less than $20,000,000 in the aggregate; or (ii) upon (a) the acquisition of all or substantially all the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) or more of the voting power of the parent corporation or other entity surviving such transaction pursuant to this Section 3.


     4.   COMPANY RIGHT OF FIRST REFUSAL.  Before any Preferred Stock held by
          ------------------------------
Investor or any transferee of such Preferred Stock (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred, the
                           ------
Company will have a right of first refusal to purchase the Preferred Stock to be sold or transferred (the "Offered Stock") on the terms and conditions set forth
                          -------------
in this Section (the "Company Right of First Refusal").
                      ------------------------------

          (a) Notice of Proposed Transfer.  The Holder of the Preferred Stock
              ---------------------------
will deliver to the Company a written notice (the "Notice") stating:  (i) the
                                                   ------
Holder's bona fide intention to sell or otherwise transfer the Offered Stock;
(ii) the name of each proposed Purchaser or other transferee ("Proposed
                                                               --------
Transferee"); (iii) the number of shares of Offered Stock to be transferred to
----------
each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Stock (the "Offered
                                                                  -------
Price"); and (v) that the Holder will offer to sell the Offered Stock to the
-----
Company at the Offered Price as provided in this Section.

          (b) Exercise of Company Right of First Refusal.  At any time within
              ------------------------------------------
thirty (30) days after the date of the Notice, the Company may, by giving written notice to the Holder (the "Exercise Notice"), elect to purchase all (but
                                   ---------------
not less than all) of the Offered Stock proposed to be transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price determined in accordance with subsection (c) below.

          (c) Purchase Price.  The purchase price for the Offered Stock
              --------------
purchased under this Section will be the Offered Price. If the Offered Price includes consideration other than cash, then the value of the non-cash consideration as determined in good faith by the Company's Board of Directors will conclusively be deemed to be the cash equivalent value of such non-cash consideration.

          (d) Payment.  Payment of the purchase price for Offered Stock will be
              -------
payable, at the option of the Company and/or its assignee(s) (as applicable), by check or by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company or by any combination thereof. The purchase price will be paid without interest and the closing shall be held within ten (10) business days following the delivery of the Exercise Notice.

          (e) Holder's Right to Transfer.  In the event the Exercise Notice is
              --------------------------
not given to Investor prior to the expiration of the thirty (30) day exercise period, then the Holder may sell or otherwise transfer such Offered Stock to that Proposed Transferee at the Offered Price or at a higher price, provided
                                                                    --------
that such sale or other transfer is consummated within 120 days after the date of the Notice, and provided further, that: (i) any such sale or other transfer
                   -------- -------
is effected in compliance with all applicable securities laws; and (ii) the Proposed Transferee agrees in writing that the provisions of this Section will continue to apply to the Offered Stock in the hands of such Proposed Transferee. If the Offered Stock described in the Notice is not transferred to the Proposed Transferee within such 120 day period, then a new Notice must be given to the Company, and the Company will again be offered the Right of First Refusal before any Preferred Stock held by the Holder may be sold or otherwise transferred.

          (f) Exempt Transfers.  Notwithstanding anything to the contrary in
              ----------------
this Section, the following transfers of Preferred Stock will be exempt from the Company Right of First Refusal: (i) the transfer of any or all of the Preferred Stock during Investor's lifetime by gift or on Investor's death by will or intestacy to Investor's "immediate family" (as defined below) or to a trust for the benefit of Investor or Investor's immediate family, provided that each transferee or other recipient agrees in a writing satisfactory to the Company that the provisions of this Section will continue to apply to the transferred Preferred Stock in the hands of such transferee or other recipient; (ii) any transfer of Preferred Stock made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations (except that the Company Right of First Refusal will continue to apply thereafter to such Preferred Stock, in which case the surviving corporation of such merger or consolidation shall succeed to the rights or the Company under this Section unless the agreement of merger or consolidation expressly otherwise provides); (iii) any transfer of Preferred Stock pursuant to the winding up and dissolution of the Company; or (iv) any transfer to an entity affiliated with the Investors or distribution from such funds to any general partners, limited partners shareholders or members. As used herein, the term "immediate family" will mean Investor's spouse, lineal
                  ----------------
descendant or antecedent, father, mother, brother or sister, adopted child or grandchild, or the spouse of any child, adopted child, grandchild or adopted grandchild of Investor.

          (g) Termination of Company Right of First Refusal.  The Company Right
              ---------------------------------------------
of First Refusal will terminate as to all Preferred Stock on the effective date of the first sale of common stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the SEC under the 1933 Act (other than a registration statement relating solely to the issuance of common stock pursuant to a business combination or an employee incentive or benefit plan).

          (h) Encumbrances on Preferred Stock.  Investor may grant a lien or
              -------------------------------
security interest in, or pledge, hypothecate or encumber Preferred Stock only if each party to whom such lien or security interest is granted, or to whom such pledge, hypothecation or other encumbrance is made, agrees in a writing satisfactory to the Company that: (i) such lien, security interest, pledge, hypothecation or encumbrance will not apply to such Preferred Stock after they are acquired by the Company and/or its assignees) under this Section; and (ii) the provisions of this Section will continue to apply to such Preferred Stock in the hands of such party and any transferee of such party. Investor may not grant a lien or security interest in, or pledge, hypothecate or encumber, any Preferred Stock.

     5.   RIGHT OF CO-SALE.
          ----------------

          5.1  Certain Definitions.  For purposes of this Agreement, the
               -------------------
following terms have the following meanings:

               (a) "Stock" for purposes of this section, means and includes all
                    -----
shares of Common Stock issued and outstanding at the relevant time plus (a) all shares of Common Stock that may be issued upon exercise of any options, warrants and other rights of any kind that are then exercisable, and (b) all shares of Common Stock that may be issued upon conversion of (i) any convertible securities, including, without limitation, Preferred Stock and debt securities then outstanding, which are by their terms then convertible into or exchangeable for Common Stock or (ii) any such convertible securities issuable upon exercise of outstanding options, warrants or other rights that are then exercisable.

               (b) "Offered Stock" for purposes of this section, means all Stock
                    -------------
proposed to be Transferred by a Founder.

          (c) "Transfer" and "Transferred" for purposes of this section, means
               --------       -----------
and includes any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, except for:.
                                          ------ ---

              (i) any transfers of Stock by gift during a Founder's lifetime or on a Founder's death by will or intestacy to such Founder's "immediate family" (as defined below) or to a trust for the benefit of Founder or Founder's immediate family, provided that each transferee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as a Founder. For purposes of this Agreement, the term "immediate family" means Founder's spouse,
                                      ----------------
lineal descendant (whether natural or adopted) or antecedent, brother or sister, or the spouse of any of the foregoing; and

              (ii) any transfer of Stock by a Founder made: (i) pursuant to a statutory merger or statutory consolidation of the Corporation with or into another corporation or corporations; (ii) pursuant to the winding up and dissolution of the Corporation; or at, and pursuant to, an IPO.

          (d) "IPO" for purposes of this section, means the first sale of the
               ---
Corporation's Common Stock for at least $2.13 per share to the general public pursuant to a registration statement under the 1933 Act in which the gross proceeds to the Corporation (without reduction for underwriter's discounts and commissions or expenses of the sale), equals or exceeds $20,000,000.

          5.2  Notice Of Proposed Transfer.  Before any Founder may effect any
               ---------------------------
Transfer of any Stock, such Founder (the "Selling Founder") must give at the
                                          ---------------
same time to the Company and the Investors a written notice signed by the Selling Founder (the "Selling Founder's Notice") stating (a) the Selling
                      ------------------------
Founder's bona fide intention to transfer such Offered Stock; (b) the number of shares of Offered Stock proposed to be transferred to each proposed purchaser or other transferee ("Proposed Transferee"); (c) the name, address and
                   -------------------
relationship, if any, to the Selling Founder of each Proposed Transferee; and
(d) the bona fide cash price or, in reasonable detail, other consideration, per share for which the Selling Founder proposes to transfer such Offered Stock to each Proposed Transferee (the "Offered Price"). Upon the request of the
                               -------------
Corporation or any Investor, the Founder will promptly furnish to the Corporation and to the Investors such other information as may be reasonably requested to establish that the offer and Proposed Transferee(s) are bona fide.

          5.3  Right of Co-Sale.  To the extent the Company does not exercise
               ----------------
its right of first refusal in Section 2 of those certain Investment Representation Agreements dated August 15, 1996 by and between the Company and each of the Founders as to all of the Offered Stock, then each Investor will have the right to participate in the sale of any Offered Stock not sold to the Corporation or to the Investors (the "Remaining Offered Stock") in the manner
                                      -----------------------
set forth herein (the "Right of Co-Sale").  Pursuant to this Section 5, each
                       ----------------
Investor may transfer to the Proposed Transferee(s) identified in the Selling Founder's Notice such Investor's Pro Rata Share of the

Remaining Offered Stock by giving written notice to the Selling Founder within fifteen (15) days after the date of the Selling Founder's Notice; specifying the number of shares and type of Stock that such Investor desires to transfer to each Proposed Transferee by exercising the Right of Co-Sale. For purposes of this Section 5, an Investor's "Pro Rata Share" will be defined as a fraction,
                               --------------
the numerator of which is the number of shares of Stock then owned by such Investor, and the denominator of which is the number of shares of Stock then owned by all Investors having a Right of Co-Sale hereunder plus the number of shares of Stock held by the Selling Founder who proposes the Transfer. The Right of Co-Sale shall expire upon the IPO.

          5.4  Consummation of Co-Sale.  Each Investor, in exercising the Right
               -----------------------
of Co-Sale, may effect such Investor's participation in such Transfer by delivering to the Selling Founder at the closing of the transfer of Offered Stock to such transferee (the "Closing") one or more certificates, properly
                               -------
endorsed for Transfer, representing such Stock to be Transferred by such Investor. At the Closing, such certificates or other instruments will be transferred and delivered to the Proposed Transferee(s) set forth in the Selling Founder's Notice in consummation of the transfer of the Offered Stock pursuant to the terms and conditions specified in the Selling Founder's Notice, and the Founder will remit, or will cause to be remitted, to Investor within seven (7) days after such Closing that portion of the proceeds of the Transfer to which Investor is entitled by reason of such Investor's participation in such transfer pursuant to the Right of Co-Sale.

          5.5  Prohibited Transfers.
               --------------------

               (a) In the event a Founder should sell any Founders' Shares (the "Selling Founder") in contravention of the Right of Co-Sale of the Investors
 ---------------
under this Agreement (a "Prohibited Transfer"), each Investor, in addition to
                         -------------------
such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Selling Founder shall be bound by the applicable provisions of such option.

               (b) In the event of a Prohibited Transfer, each Investor shall have the right to sell to the Selling Founder the type and number of shares of Common Stock (either directly or through delivery of Preferred Stock) equal to the number of shares each Investor would have been entitled to transfer to the purchaser had the Prohibited Transfer under Section 5.3 hereof been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

                   (i) The price per share at which the shares are to be sold to the Selling Founder shall be equal to the price per share paid by the purchaser to the Selling Founder in the Prohibited Transfer. The Selling Founder shall also reimburse each Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor's rights under Section 5.3.

                   (ii) Within 90 days after the later of the dates on which the Investor (a) received notice of the Prohibited Transfer or
               (b) otherwise became aware of the Prohibited Transfer, each Investor shall, if exercising the option created hereby, deliver to the Selling Founder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                   (iii) The Selling Founder shall, upon receipt of the
               certificate or certificates for the shares to the sold by an Investor, pursuant to this subparagraph 5.5(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in subparagraph 5.5(b)(i), in cash or by other means acceptable to the Investor.

                   (iv) Notwithstanding the foregoing, any attempt by a Selling Founder to transfer Founders' Shares in violation of section 5.3 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of a majority in interest of the Investors.

     6.   ASSIGNMENT AND AMENDMENT.
          ------------------------

          6.1  Assignment.  Notwithstanding anything herein to the contrary:
               ----------

               (a) Information Rights.  The rights of an Investor under Section
                   ------------------
1 hereof may be assigned only to a party who acquires from an Investor (or an Investor's permitted assigns) at least 1,000,000 shares of Preferred Stock and/or an equivalent number (on an as-converted basis) of shares of Conversion Stock.

               (b) Registration Rights; Refusal Rights.  The registration
                   -----------------------------------
rights of a Holder under Section 2 hereof and the rights of first refusal of a Rights Holder under Section 3 hereof may be assigned only to a party who acquires at least 250,000 shares of Preferred Stock and/or an equivalent number (on an as-converted basis) of Registrable Securities issued upon conversion thereof; provided, however that no such assignment shall be effective until the
         --------  -------
Company receives written notice from the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any
                                                     -------- -------
such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 4.

          6.2  Amendment of Rights.  Any provision of this Agreement may be
               -------------------
amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors (and/or any of their permitted successors or assigns) holding 662/3% of the shares of Preferred Stock and/or Conversion Stock, provided, however, that the piggyback registration rights granted to the Founders under Section 2 of this Agreement may not be eliminated or materially and adversely changed without the written consent of persons holding a majority of the Founders' Shares and, provided, further, that no
                                                --------  -------
provision of this Agreement affecting the rights of the holders of Series D Stock may be amended or waived without the written consent of the majority of the holders of shares of Series D Stock and/or shares of Common Stock of the Company issued upon the conversion of shares of Series D Stock.

     7.  GENERAL PROVISIONS.
         ------------------

          7.1  Notices.  Any notice, request or other communication required or
               -------
permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, (a) if to an Investor at such Investor's address set forth in Exhibit A, or at such other address as
                                        ---------
such Investor shall have furnished to the Company in writing, (b) if to the Company at 160 Saratoga Avenue, Suite 38, Santa Clara, CA 95051 and addressed to the Corporate Secretary or at such other address as the Company shall have furnished to the Investors, (c) if to a Founder, as follows at such founder's address set forth in Exhibit B, or at such other address as such Founder shall
                     ---------
have furnished to the Company in writing. Any party hereto (and such party's permitted assigns) may by notice so given change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

          7.2  Entire Agreement.  This Agreement, together with all the Exhibits
               ----------------
hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes the Prior Rights Agreement and any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. This Agreement will amend and restate the Prior Rights Agreement to read as set forth herein, when it has been duly executed by parties having the right to so amend and restate the Prior Rights Agreement.

          7.3  Governing Law.  This Agreement shall be governed by and construed
               -------------
exclusively in accordance with the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, excluding that body of law relating to conflict of laws and choice of law.

          7.4  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

          7.5  Third Parties.  Nothing in this Agreement, express or implied, is
               -------------
intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

          7.6  Successors And Assigns. Subject to the provisions of Section 4.1,
               ----------------------
the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

          7.7  Captions.  The captions to sections of this Agreement have been
               --------
inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

          7.8  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.9  Costs And Attorneys' Fees.  In the event that any action, suit or
               -------------------------
other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

          7.10  Adjustments for Stock Splits, Etc.  Wherever in this Agreement
                ----------------------------------
there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

          7.11  Aggregation of Stock.  All shares held or acquired by affiliated
                --------------------
entities, partners (limited and unlimited), affiliates or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          7.12  Prior Rights Agreement Superseded.  Pursuant to Section 6.2 of
                ---------------------------------
the Prior Rights Agreement, the undersigned parties who are parties to such Prior Rights Agreement hereby amend and restate the Prior Rights Agreement to read in its entirety as set forth in this Agreement, all with the intent and effect that the Prior Rights Agreement shall be hereby terminated and entirely replaced and superseded by this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


THE COMPANY:

MarketFirst Software, Inc.

By: ____________________________________
Peter Tierney , Chief Executive Officer

FOUNDERS:

________________________________                ________________________________
Anurag Khemka                                   Ajay Jain



INVESTORS:

________________________________                ________________________________
Rajesh Popli                                    Sudha Popli


________________________________                ________________________________
Leslie Murdock                                  Kevin Calderwood


________________________________                ________________________________
Raghu Mendu                                     N.C. Murthy

________________________________                ________________________________
Dave Simbari                                    Nimish Mehta

  [Signature Page to Fifth Restated and Amended Investor's Rights Agreement]

                                           Susan Jackson Trust
_________________________________
Chris Roon                                 By:_________________________________
                                           Name: ______________________________
                                           Title:______________________________


Robert C. Fitzwilson Trust                 DLJ Capital Corporation

By:______________________________          By:_________________________________
Name:____________________________             Alex Rosen
Title:___________________________             Attorney-in-Fact


Terence J. Garnett and Katrina A.          SPROUT CEO FUND, L.P.
Garnett Trustees of The Garnett
Family Trust U/D/T 4/2/97                  By: DLJ Capital Corporation
                                           Its:  General Partner
By:______________________________
    Terence Garnett

By:______________________________          By:_________________________________
   Katrina Garnett                            Alex Rosen
                                              Attorney-in-Fact

DLJ ESC II, L.P.                           SPROUT CAPITAL VIII, L.P.

By: DLJ LBO Plans Management Corporation   By: DLJ Capital Corporation
Its:  General Partner                      Its:  General Partner

By:______________________________          By:_________________________________
    Alex Rosen                                 Alex Rosen
    Attorney-in-Fact                           Attorney-in-Fact


SPROUT CAPITAL VII, L.P.                   SPROUT VENTURE CAPITAL, L.P.

By:  DLJ Capital Corporation               By: DLJ Capital Corporation
Its:  Managing General Partner             Its:  General Partner

By:______________________________          By:_________________________________
   Alex Rosen                                 Alex Rosen
   Attorney-in-Fact                           Attorney-in-Fact

  [Signature Page to Fifth Restated and Amended Investor's Rights Agreement]

ENTERPRISE PARTNERS IV, L.P.               ENTERPRISE PARTNERS IV
                                           ASSOCIATES, L.P.

By: William R. Stensrud                    By: William R. Stensrud
Its:  General Partner                      Its:  General Partner

By:_________________________________       By:_________________________________
   William R. Stensrud                        William R. Stensrud
   General Partner                            General Partner

____________________________________       ____________________________________
Madhavan Rangaswami                        Sunil Wadhwani

____________________________________       ____________________________________
Constantin Delivanis                       Ashok Trivedi

____________________________________       ____________________________________
Neil R. Hammer                             Marc Burch


SAP AMERICA, INC.

By:_________________________________       ____________________________________
Name:_______________________________       Charles Phillips



Title:


____________________________________       ____________________________________
Peter Tierney                              Ray Rike


SIPPL INVESTMENTS

By:_________________________________
Name:_______________________________
Title:______________________________

  [Signature Page to Fifth Restated and Amended Investor's Rights Agreement]

                                        EXCELSIOR PRIVATE EQUITY FUND II, INC.

                                        By:____________________________________
                                           Name:  Douglas A. Lindgren
                                           Title:   Chief Investment Officer


  [Signature Page to Fifth Restated and Amended Investor's Rights Agreement]

                                        Seligman New Technologies Fund, Inc.


                                        By J. & W. Seligman & Co. Incorporated,
                                           its investment adviser

                                        By _________________________________
                                           Name:
                                           Title:

                                        Seligman Investment Opportunities Master
                                        Fund * NTV Portfolio


                                        By J. & W. Seligman & Co. Incorporated,
                                           its investment adviser

                                        By _________________________________
                                           Name:
                                           Title:

  [Signature Page to Fifth Restated and Amended Investor's Rights Agreement]

                                               WINFIELD CAPITAL CORP.


                                               By:____________________________
                                                  (Signature)

                                               Print Name:____________________

                                               Print Title:___________________

  [Signature Page to Fifth Restated and Amended Investor's Rights Agreement]

                                               WHEATLEY PARTNERS II, L.P.


                                               By:_____________________________
                                                   (Signature)

                                               Print Name:_____________________

                                               Print Title:____________________

  [Signature Page to Fifth Restated and Amended Investor's Rights Agreement]

                                            __________________________________
                                            Patrick McCloskey

                                            __________________________________
                                            Tom Sullivan

                                            __________________________________
                                            Robert Salvagno

                                            __________________________________
                                            Kevin Bauer

                                            __________________________________
                                            James Socas

                                            __________________________________
                                            Pat Fallon

                                            __________________________________
                                            Joe Farley

                                            __________________________________
                                            Janice Ingram

                                            __________________________________
                                            Louis Klevan

                                            __________________________________
                                            David Hurwitz

                                            __________________________________
                                            Duncan Poole


  [Signature Page to Fifth Restated and Amended Investor's Rights Agreement]

                                   EXHIBIT A

                               List of Investors
                               -----------------

Name and Address                     Series A Stock     Series B Stock     Series C Stock      Series D Stock
----------------                     --------------     --------------     --------------      --------------
Rajesh Popli                                2,000,000
Sudha Popli
c/o RP Accord Systems, Inc.
3845 Beacon Avenue, Suite B
Fremont, CA 94536

Leslie Murdock                                 40,000                                                    11,000
4677 Old Ironside Drive
Suite 445
Santa Clara, CA 95054

Raghu Mendu                                                      100,000
26710 Fon du Lac Road
Rancho Palos Verdes, CA 90275

Chris Roon                                                       100,000
311 Concord
Menlo Park, CA 94025

Robert C. Fitzwilson Trust                                       250,000                                 61,100
c/o The Portola Group
3000 Sand Hill Road, #2-145
Menlo Park, CA 94025

Susan Jackson Trust                                              250,000                                 61,100
c/o The Portola Group
3000 Sand Hill Road, #2-145
Menlo Park, CA 94025

Kevin Calderwood                                                 100,000
1256 Totenham Court
Reston, VA 20194

Nimish Mehta                                                     100,000
c/o Oracle Corporation
500 Oracle Pkwy., M/S 3op7
Redwood Shores, CA 94065

Dave Simbari                                                     200,000
50 Furnace Woods Road
Peekskill, NY 10566

Name and Address                     Series A Stock     Series B Stock     Series C Stock      Series D Stock
----------------                     -----------------  -----------------  -----------------  ------------------
Terry and Katrina Garnett                                      1,000,000            735,294
c/o CrossRoads Software
577 Airport Blvd., #800
Burlingame, CA 94010

N.C. Murthy                                                      100,000             73,530
390 Vista Oak Drive
Longwood, FL 32779

DLJ Capital Corporation                                                             116,029              41,259
3000 Sand Hill Road
Building 4, Suite 270
Menlo Park, CA 94025

DLJ First ESC L.L.C.                                                                441,176
3000 Sand Hill Road
Building 4, Suite 270
Menlo Park, CA 94025

DLJ ESC II, L.P.                                                                    394,271             297,074
3000 Sand Hill Road
Building 4, Suite 270
Menlo Park, CA 94025

Sprout Capital VII, L.P.                                                          4,511,042           1,604,073
3000 Sand Hill Road
Building 4, Suite 270
Menlo Park, CA 94025

Sprout CEO Fund, L.P.                                                                85,480              30,396
3000 Sand Hill Road
Building 4, Suite 270
Menlo Park, CA 94025

Sprout Capital VIII, L.P.                                                         3,629,572           1,290,632
3000 Sand Hill Road
Building 4, Suite 270
Menlo Park, CA 94025

Sprout Venture Capital, L.P.                                                        217,775              77,438
3000 Sand Hill Road
Building 4, Suite 270
Menlo Park, CA 94025

Name and Address                     Series A Stock     Series B Stock     Series C Stock      Series D Stock
----------------                    -----------------  -----------------  -----------------  ------------------
Neil R. Hammer                                                                       73,528
432 Mariner Drive
Jupiter, Florida 34377

Sunil Wadhwani                                                                      183,824
c/o Mastech
1004 Mckee Rd.
Oakdale, PA 15071

Ashok Trivedi                                                                       183,824
c/o Mastech
1004 Mckee Rd.
Oakdale, PA 15071

Madhavan Rangaswami                                                                 140,932
c/o The Sand Hill Group
21099 Red Fir Court
Cupertino, CA 95014

Constantin Delivanis                                                                140,932
c/o The Sand Hill Group
21099 Red Fir Court
Cupertino, CA 95014

SAP America, Inc.                                                                 3,676,472             938,967
701 Lee Street, Suite 200
Wayne, PA 19087

Marc Burch                                                                          183,823
P.O. Box IL
Los Gatos, CA 95031

Charles Phillips                                                                     36,764
c/o Morgan Stanley
1585 Broadway, 14th Fl.
New York, N.Y. 10036

Enterprise Partners IV, L.P.                                                      4,397,060           1,563,540
5000 Birch Street, Ste 6200
Newport Beach, CA 92660

Enterprise Partners IV                                                              382,353             135,960
Associates, L.P.
5000 Birch Street, Ste 6200
Newport Beach, CA 92660

Name and Address                     Series A Stock     Series B Stock     Series C Stock      Series D Stock
----------------                    -----------------  -----------------  -----------------  ------------------
Sippl Investments                                                                   147,059              36,500
4600 Bohannon Drive
Suite 110
Menlo Park, CA 94025

Peter Tierney                                                                        91,912              20,300
143 Gilmartin Drive
Tiburon,  CA 94920

Ray Rike                                                                             39,706
275 San Benito Way
San Francisco, CA 94127


Excelsior Private Equity Fund II, Inc.                                                                4,694,407
Attn:  Douglas A. Lindgren
114 West 47th Street
New York, NY 10036


Winfield Capital Corporation                                                                            938,881
237 Mamoroneck Ave.
White Plains, NY 10605

Wheatley Partners II, L.P.                                                                              938,881
80 Cutter Mill Road, Suite 311
Great Neck, NY 11021

Seligman New Technologies Fund,  Inc.                                                                 1,534,980
c/o J.W. Seligman & Co. Inc.
100 Park Avenue
New York, NY 10017

Seligman Investment Opportunities                                                                     1,000,000
 Master Fund* NTV Portfolio
c/o J.W. Seligman & Co. Inc.
100 Park Avenue
New York, NY 10017

Patrick McCloskey                                                                                         4,694
DLJ
277 Park Avenue - 14th Floor
New York, NY 10172

Tom Sullivan                                                                                              4,694
DLJ
3000 Sand Hill Road
Building 3, Suite 190
Menlo Park, CA 94025

Robert Salvagno                                                                                           4,694
DLJ
3000 Sand Hill Road
Building 3, Suite 190
Menlo Park, CA 94025

Kevin Bauer                                                                                               4,694
DLJ
600 California Street - 15th Floor
San Francisco, CA 94108

James Socas                                                                                              18,779
DLJ
600 California Street - 15th Floor
San Francisco, CA 94108

Pat Fallon                                                                                                4,694
DLJ
277 Park Avenue - 35th Floor
New York, NY 10172

Joe Farley                                                                                               18,779
DLJ
277 Park Avenue - 12th Floor
New York, NY 10172

Janice Ingram                                                                                             4,694
DLJ
277 Park Avenue - 14th Floor
New York, NY 10172

Louis Klevan                                                                                              4,694
DLJ
277 Park Avenue - 14th Floor
New York, NY 10172

David Hurwitz                                                                                             4,694
DLJ
277 Park Avenue - 14th Floor
New York, NY 10172

Duncan Poole                                                                                             56,338
USWeb/CKS
10260 Bradley Drive
Cupertino, CA 95014

Totals                                      2,040,000          2,200,000         19,882,358          15,407,936

                                   EXHIBIT B

                               List of Founders
                               ----------------

Name and Address                           Common Stock
---------------------------------  ----------------------------
Anurag Khemka                                         3,852,000
1993 Monroe Street
Santa Clara, CA  95050

Ajay Jain                                             2,000,000
1209 Clear Lake Court
Milpitas, CA  95035

Total                                                 5,852,000